Filed under Rule 424(b)(3), Registration Statement No. 333-13160
Pricing Supplement No. 125 — Dated Monday, May 17 2004 (To: Prospectus Dated February 28, 2001 and Prospectus Supplement Dated June 08, 2001)

CUSIP	Principal		Gross	Net	Coupon	Coupon	Coupon	Maturity	1st Coupon	1st Coupon	Survivor’s
Number	Amount	Resale Price	Concession	Proceeds	Type	Rate	Frequency	Date	Date	Amount	Option

2338E8UA5	$1,182,000.00	100.000%	0.400%	$1,177,272.00	FIXED	2.800%	QUARTERLY	05/15/2006	08/15/2004	$6.61	YES

Redemption Information: Non-Callable

Note: 2 Week offering period ****Subject to market conditions****

Joint Lead Managers and Lead Agents: Banc of America Securities LLC, INCAPITAL, LLC Agents: A.G. Edwards & Sons, Inc., Charles Schwab & Co. Inc., Citigroup Global Markets Inc., Comerica Securities, Edward D. Jones & Co., L.P., Fidelity Capital Markets, A Division of National Financial Services LLC, Merrill Lynch & Co., Morgan Stanley, UBS Financial Services Inc., Wachovia Securities LLC

CUSIP	Principal		Gross	Net	Coupon	Coupon	Coupon	Maturity	1st Coupon	1st Coupon	Survivor’s
Number	Amount	Resale Price	Concession	Proceeds	Type	Rate	Frequency	Date	Date	Amount	Option

2338E8UB3	$2,094,000.00	100.000%	0.625%	$2,080,912.50	FIXED	3.450%	SEMI-ANNUAL	05/15/2007	11/15/2004	$16.77	YES

Redemption Information: Non-Callable

Note: 2 Week offering period ****Subject to market conditions****

Joint Lead Managers and Lead Agents: Banc of America Securities LLC, INCAPITAL, LLC Agents: A.G. Edwards & Sons, Inc., Charles Schwab & Co. Inc., Citigroup Global Markets Inc., Comerica Securities, Edward D. Jones & Co., L.P., Fidelity Capital Markets, A Division of National Financial Services LLC, Merrill Lynch & Co., Morgan Stanley, UBS Financial Services Inc., Wachovia Securities LLC

CUSIP	Principal		Gross	Net	Coupon	Coupon	Coupon	Maturity	1st Coupon	1st Coupon	Survivor’s
Number	Amount	Resale Price	Concession	Proceeds	Type	Rate	Frequency	Date	Date	Amount	Option

2338E8UCI	$403,000.00	100.000%	1.000%	$398,970.00	FIXED	4.350%	QUARTERLY	05/15/2009	08/15/2004	$10.27	YES

Redemption Information: Non-Callable

Note: 2 Week offering period ****Subject to market conditions****

Joint Lead Managers and Lead Agents: Banc of America Securities LLC, INCAPITAL, LLC Agents: A.G. Edwards & Sons, Inc., Charles Schwab & Co. Inc., Citigroup Global Markets Inc., Comerica Securities, Edward D. Jones & Co., L.P., Fidelity Capital Markets, A Division of National Financial Services LLC, Merrill Lynch & Co., Morgan Stanley, UBS Financial Services Inc., Wachovia Securities LLC

CUSIP	Principal		Gross	Net	Coupon	Coupon	Coupon	Maturity	1st Coupon	1st Coupon	Survivor’s
Number	Amount	Resale Price	Concession	Proceeds	Type	Rate	Frequency	Date	Date	Amount	Option

2338E8UD9	$4,314.000.00	100.000%	2.000%	$4,227,720.00	FIXED	6.000%	QUARTERLY	05/15/2019	08/15/2004	$14.17	YES

Redemption Information: Callable at 100.000% on 05/15/2007 and every coupon date thereafter.

Note: 2 Week offering period ****Subject to market conditions****

Joint Lead Managers and Lead Agents: Banc of America Securities LLC, INCAPITAL, LLC Agents: A.G. Edwards & Sons, Inc., Charles Schwab & Co. Inc., Citigroup Global Markets Inc., Comerica Securities, Edward D. Jones & Co., L.P., Fidelity Capital Markets, A Division of National Financial Services LLC, Merrill Lynch & Co., Morgan Stanley, UBS Financial Services Inc., Wachovia Securities LLC

The DaimlerChrysler North America InterNotes will be subject to redemption at the option of DaimlerChrysler North America Holding Corporation, in whole on the interest payment date occurring 05/15/2007 and on any interest payment date thereafter at a redemption price equal to 100% of the principal amount of the DaimlerChrysler North America InterNotes, plus accrued interest thereon, if any, upon at least 30 days prior notice to the noteholder and the trustee, as described in the prospectus.

DaimlerChrysler North America Holding Corporation
$4,000,000,000.00
DaimlerChrysler North America InterNotes

Trade Date: Monday, May 17, 2004 @ 12:00 PM ET
Settle Date: Thursday, May 20, 2004
Minimum Denomination/Increments: $1,000.00/$1,000.00
Initial trades settle flat and clear SDFS: DTC Book Entry only
DTC Number 0443 via Pershing, LLC

The Agents and the dealers may sell the Notes to certain dealers at a discount not in excess of the commission received by them.

§ If the maturity date or an interest payment date for any note is not a business day (as that term is defined in the prospectus), principal, premium, if any, and interest for that note is paid on the next business day, and no interest will accrue from, and after, the maturity date or interest payment date.

InterNotes® is the trade mark of INCAPITAL, LLC. All Rights Reserved.